Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Delcath System, Inc. and Subsidiaries on Form S-1 Amendment No. 3 (File No. 333-233396), Form S-1 Amendment No. 1 (File No. 333-235751), Form S-1 Amendment No. 2 (File No. 333-235904), Form S-1 Amendment No. 2 (File No. 333-236100), Forms S-3 [File Nos. 333-257428, 333-260097, 333-267321 and 333-269173], and Forms S-8 [File Nos. 333-251385, 333-262022, and 333-265202] of our report dated March 27, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Delcath System, Inc. and Subsidiaries as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 which report is included in the Annual Report on Form 10-K of Delcath System, Inc. and Subsidiaries for the year ended December 31, 2022.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 27, 2023